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                                  EXHIBIT 23.1
                               CONSENT OF COUNSEL


    I hereby consent to the use of my name as Vice President, Secretary and General Counsel of the Company wherever it appears in Amendment No. 1 to Registration Statement, including the Prospectus constituting a part thereof, and all amendments thereto.


                                          RICHARD L. HINCKLEY, ESQ.


Las Vegas, Nevada
May 12, 1999